Exhibit 10.3

LIMITED WAIVER AND LIMITED CONSENT TO CREDIT AGREEMENT

This LIMITED WAIVER AND LIMITED CONSENT TO CREDIT AGREEMENT, dated as of August 4, 2026 (this “Waiver and Consent”), is entered into by and among FTC Solar, Inc., a Delaware corporation (the “Borrower”), the Guarantors party hereto and Acquiom Agency Services LLC, as administrative agent (in such capacity, including any successor thereto, the “Administrative Agent”) for itself and, pursuant to the limited power of attorney set forth in the Lender Direction Letter (as defined below), as attorney-in-fact for each Directing Lender (as defined below) party hereto.

WHEREAS the Borrower, the lenders party thereto from time to time (the “Lenders”) and the Administrative Agent are parties to a Credit Agreement, dated as of July 2, 2025 (as amended by that certain First Amendment to Credit Agreement, dated November 11, 2025 and Second Amendment and Limited Waiver to Credit Agreement, dated March 23, 2026, and as otherwise amended, restated, supplemented or modified and in effect immediately prior to the Effective Date (as defined below), the “Credit Agreement”);

WHEREAS the Borrower and the Subsidiaries breached Section 6.10(a) of the Credit Agreement as a result of the failure to satisfy the minimum Unrestricted Cash requirement thereunder for the fiscal quarter ended June 30, 2026 and Section 6.10(c) of the Credit Agreement as a result of the failure to satisfy the minimum Direct Tracker Margin requirement thereunder for the fiscal quarter ended June 30, 2026 (collectively, the “Initial Financial Events of Default”) and the Loan Parties failed to provide notice of the Initial Financial Events of Default to the Administrative Agent and the Lenders under Section 5.05(a) of the Credit Agreement (the “Notice Event of Default” and, together with the Initial Financial Events of Default, collectively, the “Specified Events of Default”);

WHEREAS the Borrower wishes to make payments in an amount equal to $1,145,670.93 under the Alpha Steel Seller Notes (the “Alpha Steel Seller Note Payments”);

WHEREAS certain Lenders (collectively, the “Directing Lenders”) and the Administrative Agent are party to that certain letter agreement, dated as of the date hereof (the “Lender Direction Letter”), pursuant to which, among other things, each Directing Lender grants the Administrative Agent a limited power of attorney to execute this Waiver and Consent on behalf of the Directing Lenders; and

WHEREAS the Borrower has requested that the Lenders party hereto (constituting the Required Lenders) waive the Specified Events of Default, consent to the Alpha Steel Seller Note Payments and, subject to the conditions set forth herein, the Lenders have agreed to do so;

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

Section 1. Definitions. Except as otherwise defined in this Waiver and Consent, terms defined in the Credit Agreement are used herein as defined therein.

Section 2. Limited Waiver and Limited Consent. Subject to the satisfaction of the conditions precedent set forth in Section 6 of this Waiver and Consent, but effective as of the date hereof, the Lenders party hereto hereby (a) waive (i) the Specified Events of Default and (ii) all rights that the Lenders may have under the Credit Agreement and other Loan Documents solely with respect to the Specified Events of Default, in each case that occurred on or prior to the date hereof and (b) consent to the Borrower making the Alpha Steel Seller Note Payments so long as (i) the Loan Parties shall have indefeasibly paid in full and in cash all of the Alpha Steel Seller Note Indebtedness and (ii) all guarantees, Liens and security interests in support thereof have been discharged and released. The foregoing waiver and consent is a one-time waiver solely with respect to the Specified Events of Default and a one-time consent solely with respect to the Alpha Steel Seller Note Payments, is not a waiver of, or consent to, any other transaction and is not a waiver of any other Default or Event of Default under any Loan Document and shall not apply to any future Default or Event of Default under any Loan Document whether or not similar to the foregoing.

Section 3. [Reserved].

Section 4. Reaffirmation. To induce the Administrative Agent and the Lenders party hereto to enter into this Waiver and Consent, each Loan Party (a) acknowledges and consents to all of the terms and conditions of this Waiver and Consent, (b) agrees that this Waiver and Consent and any documents executed in connection herewith do not operate to reduce or discharge such Loan Party’s obligations under the Security Documents and the other Loan Documents, and (c) agrees that this Waiver and Consent and any documents executed in connection herewith shall not impair or otherwise adversely affect any of the guarantees or Liens provided or granted pursuant to the Loan Documents. Each Security Document, each other Loan Document and all guarantees, pledges, grants, security interests and other agreements thereunder shall continue to be in full force and effect and each Loan Party reaffirms each Security Document, each other Loan Document and all guarantees, pledges, grants, security interests and other agreements thereunder.

Section 5. Representations and Warranties. To induce the Administrative Agent and the Lenders party hereto to enter into this Waiver and Consent, each Loan Party represents and warrants to the Administrative Agent and the Lenders, as to itself and each of its subsidiaries, that:

(a)
Each Loan Party has the requisite power and authority and has taken all necessary organizational action to authorize the execution, delivery and performance of this Waiver and Consent and the performance of the Credit Agreement. This Waiver and Consent has been duly executed and delivered by such Loan Party and each of this Waiver and Consent and the Credit Agreement constitutes the legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms.
(b)
The execution and delivery by each Loan Party of this Waiver and Consent and the performance by each Loan Party of this Waiver and Consent and the performance by the Borrower of the Credit Agreement do not (i) require any action, consent or approval of, registration or filing with or any other action by any Governmental Authority that has not been obtained, (ii) violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of any Loan Party, (iii) conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by any Loan Party (other than the Liens created under the Loan Documents).
(c)
After giving effect to the limited waiver contained in Section 2, the representations and warranties set forth in Article III of the Credit Agreement, and in each of the other Loan Documents, are true and complete on the date hereof as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, such representation or warranty shall be true and correct as of such specific date), and as if each reference in said Article III to “this Agreement” included reference to this Waiver and Consent.
(d)
After giving effect to the limited waiver contained in Section 2, there exists no Default or Event of Default.
(e)
After giving effect to the Alpha Steel Seller Note Payments (i) none of the Loan Parties nor Subsidiaries shall be in default in any manner under any provision of the Alpha Steel Seller Notes, (ii) the Alpha Steel Seller Note Indebtedness shall be fully and indefeasibly paid in full in cash and (iii) all Liens granted under the Alpha Steel Seller Notes shall be released and terminated in full.

Section 6. Conditions Precedent. The limited waivers and the limited consent set forth in Section 2 shall become effective upon satisfaction of the following conditions (the first date on which all of the following conditions have been satisfied being referred to herein as the “Effective Date”):

(f)
The Administrative Agent shall have received counterparts of this Waiver and Consent executed by the Borrower, the other Loan Parties and the Administrative Agent, on behalf of itself and as attorney-in-fact for the Directing Lenders.
(g)
After giving effect to the limited waiver contained in Section 2, the representations and warranties set forth in this Waiver and Consent shall be true and correct in all material respects on the Effective Date.
(h)
After giving effect to the limited waiver contained in Section 2, no Default or Event of Default shall have occurred and be continuing as of the Effective Date.
(i)
The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Effective Date, including reimbursement or payment of all out-of-pocket expenses required under any Loan Document (including the fees, charges and disbursements of Orrick, Herrington & Sutcliffe LLP and McDermott, Will & Schulte LLP).

Section 7. Post-Closing Covenant. The Borrower covenants and agrees with the Administrative Agent and each Lender that:

(j)
Within five Business Days after the Effective Date (as such period maybe extended in writing by the Required Lenders in their sole discretion), the Borrower shall deliver to the Administrative Agent and the Lenders evidence pursuant to a payoff letter or similar undertaking by the holders of the Alpha Steel Seller Notes (in each case, in form and substance reasonably satisfactory to the Required Lenders) that (i) the Loan Parties shall have indefeasibly paid in full and in cash all of the Alpha Steel Seller Note Indebtedness and (ii) all guarantees, Liens and security interests provided under the Alpha Steel Seller Notes have been fully discharged and released.
(k)
Within 30 days after the Effective Date (as such period maybe extended in writing by the Required Lenders in their sole discretion), the Borrower shall cause FTC Australia to become a Guarantor and a Loan Party by executing the Guarantee and Collateral Agreement (or a joinder thereto reasonably acceptable to the Required Lenders) and to execute and deliver in favor of the Administrative Agent each security agreement, mortgage and other instrument and document as the Required Lenders reasonably request so that, in each case, the Administrative Agent, on behalf of the Secured Parties, has a fully perfected first priority (or, in each case, the local law equivalent thereof) Lien on, and security interest in, (i) all of the Equity Interests issued by FTC Australia and (ii) all right, title and interest of FTC Australia in any assets and properties (other than any Excluded Assets (as such term is defined in the Guarantee and Collateral Agreement)). Such security interests and Liens will be created under security agreements, mortgages, deeds of trust and other instruments and documents in form and substance satisfactory to the Required Lenders, and the Borrower shall deliver or cause to be delivered to the Lenders all such instruments and documents (including legal opinions, title insurance policies and lien searches, or the equivalent thereof) as the Administrative Agent or the Required Lenders shall reasonably request. The Borrower agrees to provide such evidence as the Administrative Agent and the Required Lenders shall reasonably request as to the perfection and priority status (or, in each case, the local law equivalent thereof) of each such security interest and Lien. The parties hereto agree that from and after the date here, FTC Australia shall not be a Immaterial Foreign Subsidiary under the Credit Agreement or any other Loan Document.
(l)
The failure by the Borrower to comply with the covenants specified in Sections 7(a) and 7(b) above shall result in an immediate Event of Default under Section 7.01 of the Credit Agreement.

Section 8. Release; Covenant Not to Sue.

(a)
Each Loan Party absolutely, unconditionally and irrevocably releases, remises and forever discharges the Administrative Agent, the Lenders and each of their respective successors and assigns, and each of their respective present and former shareholders, affiliates, subsidiaries, directors, officers, attorneys, employees, agents and other representatives (collectively, the “Releasees”), from all claims, demands or causes of action of any kind, whether arising in law or equity or under contract or tort or under any state or federal law or otherwise, which any Loan Party or any of its successors, assigns or other legal representatives has had, now has or has made claim to have against any Releasee by reason of any act, omission, or cause (collectively, “Claims”), whether such Claims are matured or unmatured or known or unknown. Each Loan Party, on behalf of itself and its successors, assigns, heirs, and other legal representatives, hereby absolutely, unconditionally and irrevocably covenants in favor of each Releasee that it will not sue (at law, in equity, in any regulatory proceeding or otherwise) any Releasee on the basis of any Claim released, remised and discharged pursuant to this Section. If any Loan Party or any of its successors, assigns, heirs or other legal representatives violates the foregoing covenant, each Loan Party agrees to pay, on a joint and several basis, in addition to such other damages as any Releasee may sustain as a result of such violation, all attorneys’ fees and costs reasonably incurred by any Releasee as a result of such violation.
(b)
Each Loan Party acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted or attempted in breach of the provisions of such release.

Section 9. Miscellaneous.

(m)
Each Loan Party, jointly and severally, agrees to reimburse the Administrative Agent, the Lenders and their respective Affiliates for all reasonable out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses of (i) Orrick, Herrington & Sutcliffe LLP, (ii) McDermott, Will & Emery LLP and (iii) in connection with the joinder of FTC Australia pursuant to Section 7(b), one local counsel in each relevant jurisdiction) incurred by the Administrative Agent, the Lenders or such Affiliates in connection with the preparation, negotiation, execution, administration and delivery of this Waiver and Consent and the documents delivered in connection herewith (including pursuant to Section 7(b)).
(n)
By its execution of the Lender Direction Letter, each Directing Lender collectively constituting the Required Lenders, (i) authorized and directed the Administrative Agent to execute this Waiver and Consent on behalf of such Directing Lender pursuant to, and in reliance on, the limited power of attorney set forth therein and (ii) acknowledged and agreed that (x) the authorization and direction in the Lender Direction Letter constitutes an authorization and direction from such Directing Lender under the provisions of Section 9.08 of the Credit Agreement and (y) Article VIII of the Credit Agreement applies to any and all actions taken by the Administrative Agent in accordance with such direction. The Borrower and each Directing Lender (by its execution of the Lender Direction Letter) agree that the execution of this Waiver and Consent by the Administrative Agent on behalf of each Directing Lender pursuant to, and in reliance on, the limited power of attorney set forth in the Lender Direction Letter constitutes an execution of this Waiver and Consent by such Directing Lender. The Borrower hereby acknowledges, agrees and confirms that the exculpatory, indemnification and reimbursement provisions set forth in the Credit Agreement (including, without limitation, those set forth in Article VIII and Section 9.05(b) of the Credit Agreement) apply to the Administrative Agent and the performance of its duties and obligations (and any and all actions taken (or not taken) by it) under, in connection with or arising in any way from the matters contemplated in this Waiver and Consent (including, without limitation, any and all actions taken by the Administrative Agent in connection with its execution and delivery of this Waiver and Consent and in reliance on the limited power of attorney granted to it by each Directing Lender).
(o)
References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) and references to the

Credit Agreement in other Loan Documents shall in each case be deemed to be references to the Credit Agreement as amended hereby.
(p)
This Waiver and Consent shall constitute a Loan Document for purposes of the Credit Agreement and the other Loan Documents, and except as specifically modified by this Waiver and Consent, the Credit Agreement and the other Loan Documents shall remain unchanged and shall remain in full force and effect and are hereby ratified and confirmed.
(q)
Except for the limited waiver contained in Section 2, the execution, delivery and performance of this Waiver and Consent shall not constitute a forbearance, waiver, consent or amendment of any other provision of, or operate as a forbearance or waiver of any right, power or remedy of the Administrative Agent or any Lender under, the Credit Agreement or any of the other Loan Documents, all of which are ratified and reaffirmed in all respects and shall continue in full force and effect. This Waiver and Consent does not constitute a novation of rights, obligations and liabilities of the respective parties existing under the Loan Documents.
(r)
This Waiver and Consent shall be governed by, and construed in accordance with, the law of the State of New York.
(s)
This Waiver and Consent may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Waiver and Consent in electronic format shall be effective as delivery of a manually executed counterpart of this Waiver and Consent. Each party hereto agrees and acknowledges that (i) the transaction consisting of this Waiver and Consent may be conducted by electronic means, (ii) it is such party’s intent that, if such party signs this Waiver and Consent using an electronic signature, it is signing, adopting and accepting this Waiver and Consent and that signing this Waiver and Consent using an electronic signature is the legal equivalent of having placed its handwritten signature on this Waiver and Consent on paper, and (iii) it is being provided with an electronic or paper copy of this Waiver and Consent in a usable format.
(t)
This Waiver and Consent, the Credit Agreement and the other Loan Documents represent the final agreement between the parties hereto and thereto and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Waiver and Consent to the Credit Agreement to be duly executed and delivered as of the day and year first above written.

FTC SOLAR, INC., as Borrower
By
/s/ Cathy Behnen
Name: Cathy Behnen
Title: Chief Financial Officer

ALPHA STEEL LLC., as Guarantor
By
/s/ Cathy Behnen
Name: Cathy Behnen
Title: Chief Financial Officer

Signature Page to Waiver and Consent

ACQUIOM AGENCY SERVICES LLC, as Administrative Agent
By:
/s/ Nick Tiller
Name: Nick Tiller
Title: Director

ACQUIOM AGENCY SERVICES LLC, as attorney-in-fact for each Directing Lender
By:
/s/ Nick Tiller
Name: Nick Tiller
Title: Director

Signature Page to Waiver and Consent